Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of NeuroDerm Ltd. of our report dated November 2, 2014, which is included in the Registration Statement on Form F-1 (File No. 333-198754) and related Prospectus of NeuroDerm Ltd.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
November 18, 2014	Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of
PricewaterhouseCoopers International Limited